UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, Donald M. James, Executive Chairman of the Board of Directors (the “Board”) of Vulcan Materials Company (the “Company”), notified the Company that he will retire as an employee of the Company, effective January 15, 2015. On such date, Mr. James will transition into service as Non-Executive Chairman of the Board. As Non-Executive Chairman of the Board, Mr. James will continue service as a director but will no longer be an employee of the Company. As Non-Executive Chairman of the Board, Mr. James’ compensation will consist of an annual cash retainer of $200,000 together with the director fees and stock-based compensation for directors previously disclosed in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated December 31, 2014 announcing transition of Donald M. James to Non-Executive Chairman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: December 31, 2014	By:	/s/ Michael R. Mills
		Name:	Michael R. Mills
		Title:	Sr. Vice President and General Counsel